Exhibit 10.2

Amendment No. 1

Employment Agreement

This Amendment No. 1 is made to the employment agreement by and between Autoliv Inc., a Delaware corporation (the “Company”), and Magnus Jarlegren (the “Executive”), that was made and entered into on February 15, 2019 (the “Agreement”).

This amendment to the Agreement is made between the Parties.

1.
Section 2 of the Agreement is amended and replaced with the following:

Employment. As of June 1, 2023 (the “Promotion Date”), the Executive is hereby employed as the President, Autoliv Europe of the Company. In this capacity, the Executive shall have the duties, responsibilities and authority commensurate with such position as shall be assigned to him by the President and CEO of the Company (the “President and CEO”). The principal workplace for the Executive shall be Stockholm, Sweden until, at the sole option of the Company, the principal workplace shall become either Dachau, Germany or Zug, Switzerland.

2.
Section 5(a) of the Agreement is amended to set the base salary at SEK 4,600,000 as of the Promotion Date.

3.
Section 5(b) of the Agreement is amended to set the Target Bonus as fifty percent (50%) as of the Promotion Date.

All other terms and conditions of the Agreement and any additional agreements that may exist between the Executive and the company shall remain valid.

In WITNESS WHEREOF this Amendment No. 1 has been executed effective June 1, 2023.

AUTOLIV, INC. EXECUTIVE:

………………………… ………………………

Mikael Bratt Magnus Jarlegren

President & CEO

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